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                                                                   EXHIBIT 11(b)


CONSENT OF INDEPENDENT AUDITORS

The Achievement Funds Trust:
We consent to the incorporation by reference in Post-Effective Amendment No. 13 to Registration Statement No. 33-26205 of our report dated March 21, 1997 appearing in the Annual Report to Shareholders-January 31, 1997.

DELOITTE & TOUCHE LLP
Princeton, New Jersey
February 25, 1998